UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

WE SAVE HOMES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52996	24-4238285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

2300 East Katella Ave., Suite 300
Anaheim, CA 92806
 (Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (714) 263-2053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01 Other Events.

On January 4, 2011, the Board of Directors of We Save Homes, Inc. (the “Company”) determined that the current business model related to the facilitation of short sales and loan servicing was not viable and the Company has shut down all operations. The Company was been unable to raise adequate funding to support normal operations during 2010 despite continued efforts to raise adequate funding.

The Company will investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WE SAVE HOMES, INC.
(Company)

By:	/s/David R. Wells
David R. Wells
Its:	Chief Financial Officer and Board Member
Date:	January 4, 2011